Exhibit 99.1

ETHAN ALLEN REPORTS RESULTS FOR

QUARTER ENDED DECEMBER 31, 2013

DANBURY, CT - January 22, 2014 – Ethan Allen Interiors Inc. (NYSE: ETH) today reported operating results for the three and six months ended December 31, 2013. Please refer to the accompanying financial statements and reconciliations to non-GAAP measures discussed below.

Highlights:

●	Second quarter net sales of $193.1 million increased 1% over the prior year

●	Adjusted EPS in the second quarter was $0.41, up 5% on improved gross margin and adjusted operating profit margin

●	Year to date comparable retail written business is 6.6% higher than the prior year including a 1.8% decline in the seasonally slower second quarter

●	Ending backlogs are strong including a 14% increase in the Retail backlog over the prior year

●	Cash and securities increased 24% to $113 million from one year ago

Farooq Kathwari, Chairman and CEO commented, “While we are pleased with the strong financial results in what is our seasonally slower quarter, our greatest opportunity to leverage our vertically integrated structure is to increase our written sales. Written orders and deliveries were affected in the quarter by several external and internal factors including: the government shutdown, challenging weather in many parts of the US, and an increase in back ordered import products.“

Mr. Kathwari concluded, “We remain cautiously optimistic about increasing our sales and profitability. We continue to aggressively implement marketing programs to improve our competitive differentiation. Starting from February 2014, we are introducing an “On Demand” initiative reflecting a focus on greater in-stock products for faster delivery to our clients. This coupled with our strong custom order programs further expands our commitment to personal service.”

Financial Results:

Net sales for the quarter ended December 31, 2013 increased 1.0% over the prior year to $193.1 million. The Company’s Retail division net sales decreased 0.2% to $151.5 million including a comparable design center net sales increase of 3.4%. Retail division written orders recorded during the second quarter decreased 4.0% including a decrease of 1.8% in comparable design center written orders. Net income for the quarter ended December 31, 2013 was $11.6 million or $0.39 per diluted share compared with $9.8 million or $0.34 per diluted share in the prior year quarter. Adjusted earnings for the quarter were $0.41 per diluted share or $11.9 million compared to $0.39 per diluted share or $11.4 million in the prior year quarter.

Year to date net sales were $374.8 million, down 1.0% from $378.7 million the prior year. Gross margin and adjusted operating profit margin were healthy at 54.6% and 10.0% respectively compared with 55.0% and 10.5% respectively the prior year. Adjusted net income year to date of $21.5 million compares with $22.5 million the prior year period and our adjusted earnings per diluted share for the six months to date is $0.73 compared with $0.77 the prior year to date period.

Analyst Conference Call - - - - PLEASE NOTE THE CHANGE IN SCHEDULED TIME - - - -

The Ethan Allen conference call has been moved up to 9:30 AM (Eastern) from 11:00 AM previously scheduled. We apologize for any inconvenience this change may have caused. The call will still be held on Thursday, January 23rd to discuss the financial results and its business initiatives. The live webcast and replay are accessible via the Company’s website at http://ethanallen.com/investors. To participate on the call, dial 866-814-8476 with conference ID# 1630164.

About Ethan Allen

Ethan Allen Interiors Inc. is a leading interior design company and manufacturer and retailer of quality home furnishings. The company offers free interior design service to its clients and sells a full range of furniture products and decorative accessories through ethanallen.com and a network of approximately 300 Design Centers in the United States and abroad. Ethan Allen owns and operates eight manufacturing facilities including five manufacturing plants and one sawmill in the United States plus two plants in Mexico and Honduras. Approximately seventy percent of its products are made in its North American plants. For more information on Ethan Allen's products and services, visit ethanallen.com.

This press release should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended June 30, 2013 (the “2013 Form 10-K”) and other reports filed with the Securities and Exchange Commission. This press release and related discussions contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect management’s current expectations concerning future events and results of the Company, and are subject to various assumptions, risks and uncertainties including specifically, and without limitation, those set forth in Part I, Item 1A “Risk Factors” of the 2013 Form 10-K. Accordingly, actual future events or results could differ materially from those contemplated by the forward-looking statements. The Company assumes no obligation to update or provide revision to any forward-looking statement at any time for any reason.

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Ethan Allen Interiors Inc.

Selected Financial Information

Unaudited

(in millions)

Selected Consolidated Financial Data:

	Three Months Ended		Six Months Ended
	12/31/13	12/31/12	12/31/13	12/31/12

Net sales	$193.1	$191.3	$374.8	$378.7
Gross margin	54.9%	54.4%	54.6%	55.0%
Operating margin	10.3%	9.1%	9.6%	9.3%
Operating margin (excluding special items*)	10.7%	10.5%	10.0%	10.5%
Net income	$11.6	$9.8	$20.6	$19.9
Net income (excluding special items* and unusual income tax effects)	$11.9	$11.4	$21.5	$22.5
Operating cash flow	$1.5	$11.5	$22.6	$18.2
Capital expenditures	$5.3	$5.2	$8.6	$13.6
Acquisitions	$0.0	$0.0	$0.0	$0.6
Treasury stock repurchases	$0.0	$0.0	$0.0	$0.0

EBITDA	$24.2	$21.7	$44.4	$44.2
EBITDA as % of net sales	12.5%	11.3%	11.8%	11.7%

EBITDA (excluding special items*)	$25.0	$24.4	$46.0	$48.5
EBITDA as % of net sales (excluding special items*)	12.9%	12.7%	12.3%	12.8%

Selected Financial Data by Business Segment:
	Three Months Ended		Six Months Ended
	12/31/13	12/31/12	12/31/13	12/31/12
Retail
Net sales	$151.5	$151.8	$293.3	$300.9
Operating margin	2.8%	4.0%	1.4%	2.3%
Operating margin (excluding special items*)	3.3%	4.6%	1.9%	3.2%

Wholesale
Net sales	$113.1	$108.2	$226.3	$219.6
Operating margin	12.7%	8.2%	13.5%	11.3%
Operating margin (excluding special items*)	12.7%	9.9%	13.5%	12.1%

* Special items consist of restructuring, impairment, transition charges and other certain items.

Related tax effects are calculated using a normalized income tax rate.

Ethan Allen Interiors Inc.

Condensed Consolidated Statements of Comprehensive Income

Unaudited

(in thousands)

	Three Months Ended		Six Months Ended
	12/31/13	12/31/12	12/31/13	12/31/12

Net sales	$193,104	$191,251	$374,763	$378,688
Cost of sales	87,105	87,284	170,021	170,468
Gross profit	105,999	103,967	204,742	208,220
Selling, general and administrative expenses	86,149	86,610	168,948	172,909
Operating income	19,850	17,357	35,794	35,311
Interest and other income	43	128	125	202
Interest expense	1,871	2,198	3,744	4,397
Income before income taxes	18,022	15,287	32,175	31,116
Income tax expense	6,467	5,441	11,586	11,206
Net income	$11,555	$9,846	$20,589	$19,910

Basic earnings per common share:
Net income per basic share	$0.40	$0.34	$0.71	$0.69
Basic weighted average shares outstanding	28,916	28,846	28,913	28,841

Diluted earnings per common share:
Net income per diluted share	$0.39	$0.34	$0.70	$0.68
Diluted weighted average shares outstanding	29,292	29,223	29,290	29,182

Comprehensive income:
Net income	$11,555	$9,846	$20,589	$19,910
Other comprehensive income
Currency translation adjustment	(71)	(20)	(16)	140
Other	42	15	60	40
Other comprehensive income (loss) net of tax	(29)	(5)	44	180
Comprehensive income	$11,526	$9,841	$20,633	$20,090

Ethan Allen Interiors Inc.

Condensed Consolidated Balance Sheets

Unaudited

(in thousands)

	December 31,	June 30,
	2013	2013

Assets
Current assets:
Cash and cash equivalents	$77,603	$72,601
Marketable securities	20,157	15,529
Accounts receivable, net	10,754	12,277
Inventories	139,964	137,256
Prepaid expenses & other current assets	21,474	22,907
Total current assets	269,952	260,570

Property, plant and equipment, net	290,388	291,672
Intangible assets, net	45,128	45,128
Restricted cash and investments	14,935	15,433
Other assets	4,878	4,482

Total Assets	$625,281	$617,285

Liabilities and Shareholders' Equity
Current liabilities:
Current maturities of long-term debt	490	480
Customer deposits	52,178	59,098
Accounts payable	21,911	22,995
Accrued expenses & other current liabilities	49,512	50,366
Total current liabilities	124,091	132,939

Long-term debt	130,613	130,809
Other long-term liabilities	20,617	19,180
Total liabilities	275,321	282,928

Shareholders' equity	349,960	334,357

Total Liabilities and Shareholders' Equity	$625,281	$617,285

Ethan Allen Interiors Inc.

GAAP Reconciliation

Three and Six Months Ended December 31, 2013 and 2012

Unaudited

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	December 30,		December 30,
	2013	2012	2013	2012
Net Income / Earnings Per Share
Net income	$11,555	$9,846	$20,589	$19,910
Special items net of related tax effects *	489	1,693	1,022	2,715
Unusual income tax effects	(111)	(139)	(158)	(151)
Net income (excluding special items* and unusual income tax effects)	$11,933	$11,400	$21,453	$22,474
Basic weighted average shares outstanding	28,916	28,846	28,913	28,841
Earnings per basic share	$0.40	$0.34	$0.71	$0.69
Earnings per basic share (excluding special items* and unusual income tax effects)	$0.41	$0.40	$0.74	$0.78

Diluted weighted average shares outstanding	29,292	29,223	29,290	29,182
Earnings per diluted share	$0.39	$0.34	$0.70	$0.68
Earnings per diluted share (excluding special items* and unusual income tax effects)	$0.41	$0.39	$0.73	$0.77
Consolidated Operating Income / Operating Margin
Operating income	$19,850	$17,357	$35,794	$35,311
Add: special items *	770	2,666	1,610	4,276
Operating income (excluding special items*)	$20,620	$20,023	$37,404	$39,587

Net sales	$193,104	$191,251	$374,763	$378,688
Operating margin	10.3%	9.1%	9.6%	9.3%
Operating margin (excluding special items*)	10.7%	10.5%	10.0%	10.5%
Wholesale Operating Income / Operating Margin
Wholesale operating income	$14,366	$8,892	$30,498	$24,897
Add: special items	-	1,774	-	1,774
Wholesale operating income (excluding special items*)	$14,366	$10,666	$30,498	$26,671
Wholesale net sales	$113,133	$108,172	$226,331	$219,589
Wholesale operating margin	12.7%	8.2%	13.5%	11.3%
Wholesale operating margin (excluding special items*)	12.7%	9.9%	13.5%	12.1%
Retail Operating Income / Operating Margin
Retail operating income	$4,206	$6,017	$4,002	$7,065
Add: special items	770	892	1,610	2,502
Retail operating income (excluding special items*)	$4,976	$6,909	$5,612	$9,567
Retail net sales	$151,496	$151,827	$293,323	$300,906
Retail operating margin	2.8%	4.0%	1.4%	2.3%
Retail operating margin (excluding special items*)	3.3%	4.6%	1.9%	3.2%

* Special items consist of restructuring, impairment, transition charges and certain other items.

Related tax effects are calculated using a normalized income tax rate.

Ethan Allen Interiors Inc.

GAAP Reconciliation

Three and Six Months Ended December 31, 2013 and 2012

Unaudited

(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	December 30,		December 30,
	2013	2012	2013	2012

EBITDA
Net income	$11,555	$9,846	$20,589	$19,910
Add: interest expense, net	1,750	2,056	3,500	4,111
income tax expense	6,467	5,441	11,586	11,206
depreciation and amortization	4,410	4,360	8,699	8,966
EBITDA	$24,182	$21,703	$44,374	$44,193
Net sales	$193,104	$191,251	$374,763	$378,688
EBITDA as % of net sales	12.5%	11.3%	11.8%	11.7%

EBITDA	$24,182	$21,703	$44,374	$44,193
Add: special items*	770	2,666	1,610	4,276
EBITDA (excluding special items)	$24,952	$24,369	$45,984	$48,469
Net sales	$193,104	$191,251	$374,763	$378,688
EBITDA as % of net sales (excluding special items)	12.9%	12.7%	12.3%	12.8%

* Special items consist of restructuring, impairment, transition charges and certain other items.

Related tax effects are calculated using a normalized income tax rate.

Contact:

Ethan Allen Interiors Inc.
Investor / Media:

David R. Callen, 203-743-8305
Vice President Finance & Treasurer